Exhibit 99.2: Signatures and Addresses of Other Reporting Persons

Name:          APPALOOSA PARTNERS INC.

Address:       c/o Appaloosa Management L.P.
               26 Main Street, 1st Floor
               Chatham, NJ 07928

Designated Filer:     David A. Tepper


By:    /s/ David A. Tepper           October 7, 2003
       ---------------------------------------------
       David A. Tepper, President         Date


Name:          APPALOOSA MANAGEMENT L.P.

Address:       c/o Appaloosa Management L.P.
               26 Main Street, 1st Floor
               Chatham, NJ 07928

Designated Filer:     David A. Tepper

By:  APPALOOSA PARTNERS INC.
     Its General Partner

By:    /s/ David A. Tepper           October 7, 2003
       ---------------------------------------------
       David A. Tepper, President         Date


Name:          APPALOOSA INVESTMENT LIMITED PARTNERSHIP I

Address:       c/o Appaloosa Management L.P.
               26 Main Street, 1st Floor
               Chatham, NJ 07928

Designated Filer:     David A. Tepper

By:  APPALOOSA MANAGEMENT L.P., its general partner
     By:  APPALOOSA PARTNERS INC., its general partner

By:    /s/ David A. Tepper           October 7, 2003
       ---------------------------------------------
       David A. Tepper, President         Date


Name:          PALOMINO FUND LTD.

Address:       c/o Appaloosa Management L.P.
               26 Main Street, 1st Floor
               Chatham, NJ 07928

Designated Filer:     David A. Tepper

By:  APPALOOSA MANAGEMENT L.P., its investment adviser
     By:  APPALOOSA PARTNERS INC., its general partner

By:    /s/ David A. Tepper           October 7, 2003
       ---------------------------------------------
       David A. Tepper, President         Date